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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement of Schuff Steel Company on Form S-8 of our report dated August 5, 1997, except for Note 10 as to which the date is March 18, 1998, with respect to the consolidated financial statements of Addison Structural Services, Inc. and Subsidiaries as of June 30, 1997 and for each of the years in the three year period ended June 30, 1997, which was included in the Current Report on Form 8K/A dated June 18, 1998.


                                                   /s/ MAULDIN & JENKINS, LLC





Albany, Georgia
October 27, 1998


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